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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                               R.H. DONNELLEY INC.

                                 April 15, 1998
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                                    ARTICLE 1
                                  SHAREHOLDERS

      SECTION 1.01. Annual Meetings. The annual meeting of the shareholders of the Company for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such time and place, within or without the State of Delaware, as may be designated from time to time by the Board of Directors.

      SECTION 1.02. Special Meetings. Special meetings of the shareholders may be held upon call of the Board of Directors or the President (and shall be called by the President at the request in writing of shareholders owning a majority of the outstanding shares of the Company entitled to vote at the meeting) at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors or the President, as the case may be.

      SECTION 1.03. Notice of Meetings. Except as otherwise provided by law, notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not earlier than sixty, nor less than ten, days previous thereto to each shareholder of record entitled to vote at the meeting, at the address of such shareholder as it appears on the records of the Company. Notice of any meeting of shareholders need not be given to any shareholder who shall waive notice thereof, before or after such meeting, in writing, or to any shareholder who shall attend such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      SECTION 1.04. Quorum. The holders of record of a majority of the issued and outstanding shares of the Company which are entitled to vote at the meeting shall, except as otherwise provided by law, constitute a quorum at any meeting of the shareholders. If there be no such quorum present in person or by proxy, the chairman of the meeting, the secretary of the meeting or the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum is present.

      SECTION 1.05. Conduct of Meeting. Meetings of the shareholders shall be presided over by the President or, if he or she is not present, by a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the Company or, in his or her absence, an Assistant Secretary shall act as secretary of the meeting or, if neither the Secretary nor an Assistant


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Secretary is present, the chairman shall appoint a secretary for purposes of the meeting.

      SECTION 1.06. Voting. Except as otherwise provided by law, any matter submitted to shareholders shall be decided by a majority of the votes cast on such matter. Voting need not be by written ballot.

      SECTION 1.07. Record Date. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of any such meeting, nor more than sixty days prior to any such other action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those shareholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Company after any such record date so fixed or determined.

      SECTION 1.08. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


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                                    ARTICLE 2
                               BOARD OF DIRECTORS

      SECTION 2.01. Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be fixed from time to time by resolution of the Board of Directors. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, death or removal. Directors need not be shareholders.

      SECTION 2.02. Removal; Vacancies. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as prohibited by law. Vacancies in the Board of Directors shall be filled by a majority of the remaining directors, though less than a quorum; and in case of an increase in the number of directors, the additional directors shall be elected by a majority of the directors in office at the time of increase, though less than a quorum; and any director so chosen shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation, death or removal.

      SECTION 2.03. Meetings. Regular Meetings of the Board shall be held at such time and place, within or without the State of Delaware, as may from time to time be designated by the Board or as may be specified in the notice of call of the meeting. Special meetings may be held at any time and place, within or without the State of Delaware, upon the call of the President or any director, by oral or written notice, served on, sent, faxed or mailed to each director not less than twenty-four hours before the meeting. The notice of any meeting need not specify the purposes thereof. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing.

      SECTION 2.04. Quorum; Voting; Written Consent. A majority of the whole Board shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. Except as otherwise required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.


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      SECTION 2.05. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate a committee or committees consisting of one or more of the directors. To the extent provided in said resolution and except as prohibited by law, any such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company. A majority of the members of a committee shall constitute a quorum for the transaction of its business. In the absence or disqualification of any member of any such committee, but not in the case of a vacancy therein, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting for all purposes in the place of any such absent or disqualified member.

      SECTION 2.06. Interested Directors. A director of the Company shall not, in the absence of fraud, be disqualified by virtue of his or her office from dealing or contracting with the Company either as vendor, purchaser or otherwise; nor, in the absence of fraud, shall any transaction or contract of the Company be void or voidable or affected by reason of the fact that any director, or any firm or corporation of which any director is a member, director or shareholder, is in any way interested in such transaction or contract; nor shall any director having such adverse interest be liable to the Company or to any shareholder or creditor thereof, or to any other person, for any loss incurred by it, him or her under or by reason of any such transaction or contract; provided, in each case, that (i) at the meeting of the Board of Directors or of a committee thereof having authority to authorize or confirm said transaction or contract, the interest of such director, firm or corporation therein and the material facts with respect thereto are disclosed or known, and the Board or Committee in good faith authorizes the transaction or contract by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (ii) the material facts with respect thereto are disclosed or known to the shareholders entitled to vote thereon, and the transaction or contract is specifically approved in good faith by the affirmative vote of the shareholders, or (iii) such transaction or contract shall, at the time it was entered into, have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair to the Company. Any director of the Company may vote upon any contract or other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that he or she is also a director of such subsidiary or affiliated corporation.

      SECTION 2.07. Ratification. Any contract, transaction or act of the Company or of the Board of Directors which shall be ratified by a majority vote of the shareholders of the Company having voting power at any annual meeting or any special meeting called for such purpose and to whom the material facts with


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respect thereto are disclosed or known, shall be as valid and as binding as though ratified by every shareholder of the Company; provided, however, that any failure of the shareholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Company or its directors or officers of their right to proceed with such contract, transaction or action.

                                    ARTICLE 3
                                    OFFICERS

      SECTION 3.01. Election. The Board of Directors shall appoint a President, a Secretary and a Treasurer and may also from time to time appoint such other officers with such titles as it may deem proper. In addition, the President shall be entitled to appoint such officers with such titles (other than President, Secretary or Treasurer) as he or she may deem proper; provided that such appointment is made in a writing filed in the minute book of the Company.

      SECTION 3.02. Removal. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office. In addition, in the case of an officer appointed by the President, such appointed officer may be removed from office at any time with or without cause by the President.

      SECTION 3.03. Powers. Each of the officers of the Company shall have the powers and duties prescribed by the Board of Directors and, in the case of an officer appointed by the President, the President. Unless otherwise prescribed by the By-Laws or by the Board of Directors or, in the case of an officer appointed by the President, by the President, each officer shall also have such further powers and duties as ordinarily pertain to his or her office.

                                    ARTICLE 4
                                 INDEMNIFICATION

      SECTION 4.01. Indemnification. To the fullest extent permitted by applicable law, the Company shall indemnify any current or former director or officer of the Company and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Company, in each case against all expenses, judgments, fines and amounts paid in settlement actually and


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reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Company or otherwise, to which he or she was or is a party by reason of his or her current or former position with the Company or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and/or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article IV or otherwise.

                                    ARTICLE 5
                                      STOCK

      SECTION 5.01. Certificates. The interest of each shareholder of the Company shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares in the stock of the Company shall be transferable on the books of the Company by the holder thereof in person or by his or her attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

      SECTION 5.02. Signing of Certificates. The certificates of stock shall be signed by such officer or officers as may be permitted by law to sign. Any or all of the signatures on the certificate may be facsimiles. In case any officer who shall have signed, or whose facsimile signature shall have been used, on any such certificate shall cease to be such officer of the Company, whether because of


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death, resignation or otherwise, before such certificate shall have been issued by the Company, such certificate may nevertheless be issued and delivered as though the person who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the Company.

      SECTION 5.03. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of reasonable evidence of such loss, theft or destruction and, if required by the Board or the President in its, his or her discretion, upon delivery to the Company of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or the President in its, his or her discretion may require.

                                    ARTICLE 6
                                  MISCELLANEOUS

      SECTION 6.01. Corporate Books. The books of the Company may be kept within or outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

      SECTION 6.02. Fiscal Year. The fiscal year of the Company shall be the calendar year or shall begin and end on such other dates as shall be established from time to time by resolution of the Board of Directors.

      SECTION 6.03. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Company, the state and date of incorporation, and the words "Corporate Seal". In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced. Unless otherwise required by law, no document executed on behalf of the Company shall be required to have the corporate seal affixed thereto and the absence of the corporate seal shall, unless otherwise prescribed by law, in no way affect the validity of any document otherwise properly executed by the Company.

      SECTION 6.04. Amendments. Subject to any limitations that may be imposed by the shareholders, the Board of Directors may make By-Laws and


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from time to time may alter, amend or repeal any By-Laws, but any By-Laws made by the Board of Directors or the shareholders may be altered, amended or repealed by the shareholders at any annual meeting or at any special meeting duly called or by a written consent signed by all of the shareholders.


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